United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

CHINA JO-JO DRUGSTORES, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1st Floor, Yuzheng Plaza, No. 76, Yuhuangshan Road Hangzhou, Zhejiang Province, People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86 (571) 88077078

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On March 23, 2016, the registrant held its annual meeting of shareholders for its fiscal year ended March 31, 2015. A quorum was present at the meeting as required by the Bylaws of the Company, as amended. The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows. No broker non-votes were counted for any of the proposals as the Company chose to.

1.	A proposal to elect five directors to the registrant’s board of directors to hold office until the next annual meeting and until their successors are duly elected and qualified:

Director’s Name	Votes For	Votes Withheld
Lei Liu	9,396,818	4,825
Li Qi	9,396,818	4,825
Zhimin Su	9,321,213	80,430
Taihong Guo	9,321,213	80,430
Genghua Gu	9,321,213	80,430

2.	A proposal to amend the Company’s 2010 Equity Incentive Plan to increase by 2,850,000 shares that are available for issuance thereunder:

For	Against	Abstain
9,306,962	94,581	100

3.	A proposal to ratify the appointment of BDO CHINA SHU LUN PAN Certified Public Accountants LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2016:

For	Against	Abstain
9,392,603	3,340	5,700

Pursuant to the foregoing votes, Lei Liu, Li Qi, Zhimin Su, Taihong Guo, and Genghua Gu were elected to serve as directors; the Company’s 2010 Equity Incentive Plan was amended to increase by 2,850,000 shares that are available for issuance thereunder; BDO CHINA SHU LUN PAN Certified Public Accountants LLP was ratified as the registrant’s independent registered public accounting firm for the fiscal year ending March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2016

CHINA JO-JO DRUGSTORES, INC.

By:	/s/ Lei Liu
Name: Lei Liu Title: Chief Executive Officer